SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2005
FIRSTCITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-19694 (Commission File No.)	76-0243729 (IRS Employer Identification No.)
6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation of the Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Revolving Credit Agreement
Guaranty Agreement

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
FH Partners, L.P., an indirect wholly-owned affiliate of FirstCity Financial Corporation (“FirstCity”), and Bank of Scotland, acting through its New York branch, as agent for itself as lender, entered into a Revolving Credit Agreement on August 26, 2005 (the “Revolving Credit Agreement”) that provides a $50,000,000 revolving portfolio acquisition facility for FH Partners, L.P. to be secured by all of the assets of FH Partners, L.P. The loan facility will be used to finance portfolio and asset purchases. The $50,000,000 revolving loan facility (i) allows loans to be made for the acquisition of portfolio assets in the United States, (ii) provides that each loan may be in an amount of up to 70% of the net present value of the assets being acquired with the proceeds of the loan, (iii) provides that the aggregate outstanding balances of all loans must be reduced to an amount that is equal to 65% of the net present value of the assets securing the loan facility, requires that a principal payment be made on any loan on the first, second or third anniversary of the borrowing of that loan in an amount not less than the amount by which the principal of that loan on exceeds 75%, 50% or 25%, respectively, of the original principal amount of such Loan, and for other mandatory payments of principal in certain circumstances, (iv) provides for an interest rate of London Interbank Offered Rate plus 2.0%, (v) provides for a commitment fee of 0.20% of the unused balance of the revolving acquisition facility, (vi) provides for a utilization fee of 0.75% of the amount of each loan made under the loan facility, (vii) provides for an upfront fee of $350,000.00, (viii) provides for facility fees of $100,000, for the period commencing on the Effective Date to but excluding the first anniversary thereof, $75,000, for the period commencing on the first anniversary of the Effective Date to but excluding the second anniversary thereof, and $50,000, for each subsequent one-year period, and (ix) provides for a maturity date of November 12, 2008. The obligations of FH Partners, L.P. under the Revolving Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity. The Revolving Credit Agreement has covenants that are customary for a facility of this type, including maximum capital expenditure levels and financial covenants related to indebtedness to tangible net worth ratio, earnings before interest, taxes, depreciation and amortization, and tangible net worth for FirstCity and its subsidiaries. The Revolving Credit Agreement contains representations and warranties by FH Partners, L.P. that are customary for a facility of this type. The Revolving Credit Agreement provides that any default under the revolving credit facility entered into between FirstCity and Bank of Scotland on November 12, 2004, is a default under the Revolving Credit Agreement and provides for other events of default and other provisions that are customary for a facility of this type. The security agreement executed by FH Partners, L.P. to secure the obligations under the Revolving Credit Agreement grants a security interest in all of the assets of FH Partners, L.P. and contains provisions that are customary for a facility of this type. On August 26, 2005, an initial loan in the amount of $19,500,000.00 was made with respect to existing assets of FH Partners, L.P. The proceeds of the initial loan were distributed to FirstCity by FH Partners, L.P. and other affiliates of FirstCity and were applied by FirstCity to reduce the debt of FirstCity under the revolving credit facility of FirstCity with the Bank of Scotland. The foregoing description of the Revolving Credit Agreement and the guaranty by FirstCity is qualified in its entirety by reference to the full text of the Revolving Credit Agreement attached hereto as Exhibit 10.1 and by reference to the full text of the guaranty attached hereto as Exhibit 10.2 and each of those exhibits is incorporated herein by this reference.
Nature of Material Relationship with Bank of Scotland
FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) or their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with of Bank of Scotland, BoS (USA) Inc. and BoS-UK from time to time since 1997.
Since December 2002, the Bank of Scotland provided a loan facility consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000.00, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000.00 for corporate purposes. These facilities were secured by all of the assets of FirstCity and certain of its wholly-

owned subsidiaries. The outstanding balances under those facilities were converted to loans under a revolving credit agreement between FirstCity and the Bank of Scotland on November 12, 2004.
In December 2002 in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000.00 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) (the “Senior Lenders”). The $16,000,000.00 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000.00 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000.00 in the aggregate. The outstanding principal and accrued interest of $16,003,946.67 under the $16,000,000.00 loan was paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive. Pursuant to the certain waiver letters executed on November 2004, FirstCity, Consumer Corp. and BoS-UK agreed to extend the time for payment of the $8,000,000.00 fee arising under the fee letter in connection with the sale of the ownership interests in Drive until 75 days following the consummation of the sale of the ownership interests in Drive and waived the requirement that the fee be paid contemporaneously with the consummation of the sale as contemplated in the fee letter.
In December 2002, also in connection with the exchange offer by FirstCity, the Senior Lenders refinanced the remainder of FirstCity’s existing debt facilities into a term debt facility. The term debt facility was secured by all of the assets of FirstCity and its wholly-owned subsidiaries. The outstanding principal, accrued interest and fees of $37,235,681.63 under the term debt facility were paid in full on November 1, 2004 in connection with the sale of the 31% beneficial interest in Drive.
On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300.00 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000.00 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.
On November 12, 2004, FirstCity and Bank of Scotland, acting through its New York branch, as agent for itself as lender, entered into a revolving credit agreement on November 12, 2004 that restructured an existing $5,000,000 revolving credit loan and $45,000,000 revolving portfolio acquisition facility into a $96,000,000 revolving acquisition facility that matures in November 2008. This loan facility is used to finance the senior debt and equity portion of portfolio and asset purchases and to provide for the issuance of letters of credit and working capital loans. The obligations of FirstCity under the FirstCity revolving credit agreement are guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity and are secured by security interests in substantially all of the assets of FirstCity and its wholly-owned subsidiaries.
BoS (USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share. BoS (USA) Inc. which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or convertible securities by FirstCity or certain corporate changes or reorganizations. The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation of the Registrant.
On August 26, 2005, FH Partners, L.P., an indirect wholly-owned affiliate of FirstCity, entered into the Revolving Credit Agreement providing for a revolving credit facility for acquisition of portfolio and asset purchases, the obligations of which are guaranteed by FirstCity and substantially all of FirstCity’s wholly-owned subsidiaries. The information provided under Item 1.01 of this report related to the Revolving Credit Agreement is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1 Revolving Credit Agreement, dated August 26, 2005, among FH Partners, L.P., as Borrower, and the Lenders named therein, as Lenders, and Bank of Scotland, as Agent.
10.2 Guaranty Agreement, dated August 26, 2005, executed by FirstCity Financial Corporation, FirstCity Commercial Corporation, FirstCity Europe Corporation, FirstCity Holdings Corporation, FirstCity International Corporation, FirstCity Mexico, Inc., and FirstCity Servicing Corporation for the benefit of Bank of Scotland, as agent, and lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION
Date: August 31, 2005	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1 Revolving Credit Agreement, dated August 26, 2005, among FH Partners, L.P., as Borrower, and the Lenders named therein, as Lenders, and Bank of Scotland, as Agent.
10.2 Guaranty Agreement, dated August 26, 2005, executed by FirstCity Financial Corporation, FirstCity Commercial Corporation, FirstCity Europe Corporation, FirstCity Holdings Corporation, FirstCity International Corporation, FirstCity Mexico, Inc., and FirstCity Servicing Corporation for the benefit of Bank of Scotland, as agent, and lenders.